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                                                                    Exhibit 3.2

                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE





     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "QCS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JULY, A.D. 1994, AT 9 CLOCK A.M.

                                        -----------------------------------
                                        Edward J. Freel, Secretary of State


2330564   8100                          AUTHENTICATION:     9742782

991190924                               DATE:     05-13-99

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                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION


QCS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of QCS Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Fourth " so that, as amended said Article shall be and read as follows:

          The total number of shares of stock which the corporation shall have the authority to issue is 40 million shares of common stock with a par value of $0.001 per share.

     SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or reason of said amendment.

     IN WITNESS WHEREOF, said QCS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by MARCEL VAN HEESEWIJK its authorized officer this 27TH day of JUNE, 1994.



                         -----------------------------------------------------
                         Authorized Officer, Title